                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                           HARKEN ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                                  [HARKEN LOGO]

                     580 WestLake Park Boulevard, Suite 600
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held ___________, 2003

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Harken Energy Corporation, a Delaware corporation ("Harken"), will be held at on _________, 2003 at 10:00 a.m. local time for the following purposes:

     (1) To approve an increase in the number of authorized shares of Harken Common Stock from 225 million shares to ____ million shares;

     (2) To elect three Class A Directors of Harken to hold office in accordance with Harken's Certificate of Incorporation until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

and such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors recommends that you vote in favor of each of the proposals described in this Proxy Statement.

     The Board of Directors has fixed the close of business on _________, 2003 as the date of record for determining the stockholders entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and any adjournment or postponement thereof.

     Harken's Annual Report to Stockholders, a Proxy Statement containing information relating to the matters to be acted upon at the Annual Meeting and a form of Proxy accompany this Notice.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, you are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. Your vote is important. The giving of a proxy does not affect your right to revoke it later or vote your shares in person if you should attend the Annual Meeting.

     If you plan to attend the Annual Meeting, please note that this is a stockholders' meeting and attendance will be limited to stockholders of Harken or their qualified representative. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Qualified representatives of a stockholder must have identification as well as a properly executed proxy from the stockholder they are representing. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

                                          By Order of the Board of Directors


                                          A. Wayne Hennecke, Secretary

Houston, Texas

_________, 2003

                                  [HARKEN LOGO]

                     580 WestLake Park Boulevard, Suite 600
                              Houston, Texas 77079

                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held ___________, 2003

                             SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Harken Energy Corporation, a Delaware corporation ("Harken"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at ____________________________________ on __________, 2003 at 10:00 a.m. local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying form of Proxy were first mailed to stockholders of record on or about _________, 2003.

                        RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on _________, 2003 as the record date for determining the holders of common stock, $.01 par value per share, of Harken ("Common Stock") entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting. The shares of Common Stock are the only shares of capital stock entitled to vote at the Annual Meeting. On _________, 2003, Harken had ___________ shares of Common Stock outstanding.

                          RECOMMENDATIONS OF THE BOARD

     Unless a stockholder gives other instructions on the proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth below in this Proxy Statement. In summary, the Board recommends a vote:

     Proposal One:  FOR an increase in the number of authorized shares of Harken
                    Common Stock from 225 million shares to ____ million shares; and

     Proposal Two:  FOR the election of the three nominees named in this Proxy
                    Statement as the Class A Directors of Harken to hold office in accordance with Harken's Certificate of Incorporation until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Please note that unless Proposal One is approved by the stockholders, Harken will likely not have a sufficient number of shares authorized to redeem its convertible notes maturing this year.

                                QUORUM AND VOTING

     Each share of Common Stock is entitled to one vote. The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the proposal under consideration) are counted for purposes of determining whether a quorum is present.

     The affirmative vote of a majority of the outstanding voting stock, in person or represented by proxy, is required to approve the proposed increase in the number of authorized shares of Common Stock (Proposal One). Abstentions and broker non-votes will have the same effect as votes against this proposal.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal Two). A properly executed proxy marked "Withhold All" with respect to the election of directors will not be voted with respect to any of the directors, although it will be counted for the purpose of determining whether there is a quorum. A properly executed proxy marked "For All Except" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

     In the election of directors, each holder of Common Stock, upon giving proper notice, will be entitled to cumulate his, her or its votes by voting the total number of shares of Common Stock held by such stockholder at the close of business on the record date multiplied by the number of directors to be elected, as such stockholder may see fit. Any holder of Common Stock who intends to cumulate his, her or its votes is required to give written notice of such intention to the Secretary of Harken on or before the day preceding the election at which such holder intends to cumulate his, her or its votes. Notice may be given on the Proxy, if done so in a timely manner. All holders of Common Stock, including holders of proxies, may cumulate their votes if any holder has given such written notice. Discretionary authority to cumulate votes is being solicited only in the event an individual stockholder first elects to cumulate his, her or its votes.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. At the date this Proxy Statement went to press, we did not know of any matters other than those described in this Proxy Statement to be presented at the Annual Meeting.

                               PROXY SOLICITATION

     The expense of any solicitation of proxies will be borne by Harken. Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, executive officers and other employees of Harken. Harken will request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and Harken will reimburse such entities for their reasonable out-of-pocket expenses.

                               REVOCATION OF PROXY

     Any stockholder returning the accompanying Proxy may revoke such Proxy at any time prior to its exercise by: (a) giving written notice to the Secretary of Harken of such revocation; (b) voting in person at the meeting; or (c) executing and delivering to the Secretary of Harken a later dated Proxy.

                            OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

     As of __________, 2003, Harken had outstanding ______ shares of Common Stock. As of that date, the only persons known by Harken to beneficially own five percent (5%) or more of the outstanding shares of Common Stock (or potentially own five percent (5%) or more of the outstanding shares of Common Stock upon conversion of convertible securities of Harken) were:


       Name                                                    Shares                Percent Ownership
       ------------------------------------------      -----------------------      --------------------
       FES First Equity Securities AG                       17,498,888(1)                   40.43%
       Bleicherweg 66
       CH-8002 Zurich
       Switzerland

       Verwaltungs-und Privat-Bank                           5,666,666(1)                   18.02%
       FL-9490 Vaduz
       Im Zentrum
       Liechtenstein

       Bank von Ernst (Liechtenstein) AG                     2,250,000(1)                    8.03%
       Postfach 112
       FL-9490 Vaduz
       Liechtenstein

       Nomura International Plc                              2,222,222(1)                    7.93%
       Nomura House
       1 St. Martin's - Le-Grand
       London EC1A 4NP, U.K.

       Robert Anderson                                       2,000,000                       7.76%
       2110 Horseshoe Lane
       Longview, Texas 75605

       Lyford Investments Enterprises Ltd.                   1,714,286                       6.65%
       720 5th Avenue, 9th Floor
       New York, New York 10019

       Michael B.  Rohlfs,  Attorney in Fact for             1,562,556                       6.06%
       Traco International, N.V.
       5N762 Burr Road
       St. Charles, Illinois 60175


(1) Represents shares issuable upon conversion of 7% Senior Convertible Notes due 2007 at $0.36 per share.

Security Ownership of Directors and Management

     The following table sets forth information regarding the number of shares of Common Stock beneficially owned by each director, each named executive officer, and all of Harken's directors and executive officers as a group as of February 20, 2003:

                                                    Number of Shares
       Name                                        Beneficially Owned            Percent of Class
       ------------------------------------      -----------------------       ---------------------
       Michael M.  Ameen, Jr...............             26,850(1)                       (2)
       Larry G. Akers......................              4,750(3)                       (2)
       Marvin M. Chronister................                  0                          (2)
       James W. Denny, III.................             36,750(4)                       (2)
       Mikel D. Faulkner...................            526,375(5)                     2.04%
       James H. Frizell....................             19,250(6)                       (2)
       Bruce N. Huff.......................            207,500(7)                       (2)
       Dr. J. William Petty................             11,000(8)                       (2)
       H. A. Smith.........................             31,680(9)                       (2)

       Stephen C. Voss........................         195,000(10)                      (2)
       Anna M. Williams.......................          20,800(11)                      (2)

       All Directors and Executive Officers
       as a group (11 persons)................       1,079,955(12)                    4.19%

       -----------------------------------------
     (1) Includes 23,750 shares issuable within 60 days upon exercise of options issued by Harken.
     (2)  Less than one percent (1%).
     (3) Includes 3,750 shares issuable within 60 days upon exercise of options issued by Harken.
     (4) Includes 33,750 shares issuable within 60 days upon exercise of options issued by Harken.
     (5) Includes 426,375 shares issuable within 60 days upon exercise of options issued by Harken.
     (6) Includes 1,250 shares issuable within 60 days upon exercise of options issued by Harken.
     (7) Includes 205,000 shares issuable within 60 days upon exercise of options issued by Harken.
     (8) Includes 2,500 shares issuable within 60 days upon exercise of options issued by Harken.
     (9) Includes 23,750 shares issuable within 60 days upon exercise of options issued by Harken.
     (10) Includes 194,000 shares issuable within 60 days upon exercise of options issued by Harken.
     (11) Includes 20,800 shares issuable within 60 days upon exercise of options issued by Harken.
     (12) Includes 934,925 shares issuable within 60 days upon exercise of options issued by Harken.

                 PROPOSAL ONE: INCREASE OF AUTHORIZED SHARES OF
              COMMON STOCK FROM 225 MILLION TO ____ MILLION SHARES

     The Board of Directors has adopted resolutions approving a proposal to amend Harken's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 225 million to ____ million shares. As of _________, 2003, ______ shares of Common Stock were issued and outstanding. An additional ____________ shares of Common Stock were reserved for future issuance, including issuance in connection with Harken's current rights offering, outstanding stock options, and upon conversion of Harken's 5% Senior Convertible Notes due May 26, 2003 ("5% European Notes"), 7% Senior Convertible Notes, 5% Convertible Notes due November 26, 2003 ("Benz Notes"), Series G1 Preferred Stock and Series G2 Preferred Stock. Each share of newly authorized Common Stock will have the same rights and privileges as each share of existing Common Stock. Adoption of the proposed amendment and issuance of additional shares of Common Stock will not affect the rights of the holders of Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The amendment will not affect the number of shares of preferred stock authorized.

Reasons for Approving the Increase in Authorized Shares

     While Harken will continue its efforts to repurchase and restructure the outstanding 5% European Notes and the Benz Notes due in 2003 (collectively, the "5% Notes"), Harken intends to redeem the remaining outstanding 5% Notes prior to maturity and issue such number of shares of Common Stock as may be necessary to accomplish such redemptions. The redemption of up to $20 million principal amount of 5% European Notes and related issuance of shares was previously approved by the stockholders in accordance with the rules of the American Stock Exchange. As of _______, 2003, approximately $__ million principal amount of 5% European Notes and $__ million principal amount of Benz Notes were outstanding. Depending upon the dollar amount of notes to be redeemed, the redemption may result in the issuance of a significant number of shares of Common Stock that, when added to Harken's currently outstanding shares and shares reserved for issuance, may exceed the number of shares presently authorized for issuance in Harken's Certificate of Incorporation. If the redemption price of the Common Stock was $0.20 per share (the market price on February 20, 2003) at the time that the 5% European Notes and the Benz Notes were redeemed, and $25.6 million and $5.7 million were outstanding, respectively, approximately 147 million shares and 32.6 million shares, respectively, would be issued. Unless the price of Common Stock were to significantly rise such that a lesser number of shares is required to be issued in connection with the redemption or the amount of the outstanding notes is reduced, Harken may not have a sufficient number of authorized but unissued shares to effect the proposed redemption of the 5% Notes unless the stockholders approve this proposal. If such stockholder approval is not obtained, Harken would have to otherwise restructure the outstanding notes prior to maturity or pay such notes at maturity. There can be no assurance that Harken would be successful in restructuring its obligations under the outstanding notes prior to maturity or would have available sufficient funds to pay such notes in cash upon maturity. Harken currently does not have sufficient funds to pay such notes in cash and it is unlikely that Harken will have such funds prior to maturity.

     In order to increase the number of authorized shares of Common Stock, Harken will need to amend the first paragraph of Article Four of its Certificate of Incorporation to increase the number of authorized shares of Common Stock. Currently, Harken's Certificate of Incorporation provides for the issuance of up to 225 million shares of Common Stock. The Board of Directors unanimously adopted a resolution proposing and declaring advisable that Article Four of Harken's Certificate of Incorporation be amended in order to increase the number of authorized shares of Common Stock to ____ million shares and recommending to the stockholders of Harken the adoption of the proposed amendment. The text of this amended first paragraph of Article Four would thus read as follows:

     "The aggregate number of shares which the Corporation shall have the authority to issue is ____________________ (_____________), of which
     __________ (____________) shall be designated as Common Stock of the par value of One Cent ($.01) per share and ten million (10,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share."

     If this proposal is approved by the stockholders, it will become effective upon filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

     As of _______, 2003, Harken had outstanding ______ shares of Common Stock. If the proposed increase in authorized shares of Common Stock is approved and the above transactions are effected, Harken will have outstanding approximately _____ million shares of Common Stock with approximately ______ million authorized but unissued shares of Common Stock remaining.

     To the extent that shares of Common Stock are authorized but not issued in connection with the above transactions, such shares will be available for issuance by Harken in the future. Stockholder approval will not be required for any such future issuance, except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which Harken's securities may then be listed.

     The Board of Directors believes that the availability of additional authorized shares will allow Harken to effect the above listed transactions, redeem, convert or restructure additional indebtedness, issue stock dividends or distributions, take prompt advantage of market and other conditions in connection with possible financings or acquisitions, and issue Common Stock for other proper corporate purposes when such action is deemed advisable or desirable by the Board of Directors. The Board of Directors also believes that the availability of additional shares of Common Stock for these purposes without delay or the necessity of a meeting of stockholders (except as may be required, as noted above) will be beneficial to Harken by providing it with the flexibility required to consider and respond to future business opportunities and financial needs as they arise.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS A VOTE FOR, THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

Vote Required

     The proposal to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding voting stock. Abstentions and broker non-votes will have the same effect as votes against this proposal.

                       PROPOSAL TWO: ELECTION OF DIRECTORS

     The number of directors constituting the full Board of Directors of Harken has been established as nine (9) in accordance with Harken's Bylaws. The Certificate of Incorporation provides that the Board of Directors be divided into Classes A, B and C, with staggered terms of three (3) years each. There are presently nine (9) members serving on the Board of Directors. Three Class A Directors will be elected at the Annual Meeting to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees for Election as Class A Directors:

                        Name, Age and Business Experience                                    Director Since
----------------------------------------------------------------------------------          -----------------

Mikel D. Faulkner (Age - 53) - Chairman of the Board of Harken since February                     1982
1991; CEO of Harken since 1982, and President of Harken from 1982 until February
1993. Effective May 31, 2001, Mr. Faulkner also became the Chairman of the Board of Directors of Global.

Bruce N. Huff (Age - 52) - President and Chief Operating Officer of Harken since                  1996
March 1998 and Chief Financial Officer from February 1999 to June 2000; Senior
Vice President and Chief Financial Officer of Harken from 1990 to March 1998.

Dr. J. William Petty (Age - 60) - Professor of Finance and the W.W. Caruth                        2000
Chairholder of Entrepreneurship at Baylor University from 1990 to the present;
served as dean of the Business School at Abilene Christian University from 1979 to 1990; served as a subject matter expert on a best-practices study by the
American Productivity and Quality Center on the topic of shareholder value based management; served on a research team for the Australian Department of Industry to study the feasibility of establishing a public equity market for small and medium-sized enterprises in Australia.

     Each of the nominees for election as directors has agreed to serve if elected. Harken knows of no reason why any of the nominees for election as directors would be unable to serve. Should any of the nominees be unable to serve, all proxies returned to Harken will be voted in accordance with the best judgment of the persons named as proxies except where a contrary instruction is given.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MESSRS. FAULKNER, HUFF AND PETTY TO THE BOARD OF DIRECTORS.

Vote Required to be Elected as a Director

     To be elected a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

Directors Continuing in Office:

                 Name, Age and Business Experience                                     Director Since       Term Expires
--------------------------------------------------------------------                   ---------------      -------------
Larry G. Akers (Age - 65) - From 1996 to the present, Mr. Akers has acted as an             2000                2004
independent energy advisor/consultant. From 1978 to 1988, he served as Chairman,
President and CEO of ESCO Energy, Inc. From 1969 to 1978, Mr. Akers served as exploration and development manager for Laclede Gas.

Michael M. Ameen, Jr. (Age - 78) - From 1989 to 1999, Mr. Ameen served as a part            1994                2004
time consultant to Harken with regard to Middle Eastern exploration projects;
Independent Consultant on Middle East Affairs for the past twelve years;
Director of American Near East Refugee Aid (a charitable organization); Past director of Amideast (a charitable organization); past director of Middle East
Institute; Past director of International College in Beirut, Lebanon; Past vice president of government relations and director of Washington office of Aramco;
past president of Mobil Middle East Development Corporation; and Member, Energy
Intelligence Group International Advisory Board.

Marvin M. Chronister (Age - 51) - From August 1990 to May 2002, Mr. Chronister              2002                2005
served as a Director of Corporate Finance with Deloitte & Touche LLP. From
December 1988 to August 1990, he served as an investment banker with Kidder
Peabody, and from February 1987 to December 1988, he served with Merrill Lynch.

James H. Frizell (Age - 75) - From 1985 to 1987 and from 1989 to the present,               2001                2005
Mr. Frizell has acted as an independent petroleum consultant. From 1987 to 1989, he served as a Vice President of Pike Petroleum Corporation. From 1983 to 1985,
he served as a Vice President of Valero Producing Company. From 1981 to 1983, he
served as Vice President-Exploration and Senior Vice President at
Freeport-McMoran.

H. A. Smith (Age - 65) - From June 1991 to the present, Mr. Smith has served as             1997                2004
a consultant to Smith International Inc., an oil field service company.
Beginning in 2002, Mr. Smith has served as a Director of Brigham Exploration
Company. Previously, Mr. Smith served as Vice President Customer Relations for
Smith International, Inc.

Stephen C. Voss (Age - 53) - Managing Director of Global since January 2002;                1997                2005
Vice Chairman of the Board of Harken from May 2000 to November 2001. From
September 1998 to May 15, 2000, Mr. Voss served as Executive Vice President and
Chief Operating Officer of Harken, and from 1990 to September 1998 as Senior
Vice President of Harken.

                       DIRECTORS' MEETINGS AND COMMITTEES

     During 2002, the Board of Directors held eight (8) meetings, which included four (4) regularly scheduled meetings and four (4) special meetings. The Board of Directors also acted by unanimous written consent nine (9) times. During 2002, each current member of the Board of Directors attended or acted upon at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and Committees on which he served.

     The Board of Directors has standing Audit, Compensation and Nominating Committees, which are described below. During 2002, the Board of Directors also had a Corporate Governance Committee, which transferred its responsibilities to the Audit Committee beginning January 2003.

     Audit Committee. The Audit Committee is currently comprised of Messrs. Petty, Smith, Ameen and Chronister. Mr. Chronister was added to the Audit Committee in January 2003. The functions of the Audit Committee and its activities, including review of the financial statements of Harken and receipt of reports and other communications from Harken's independent auditors, are described below under the heading Report of the Audit Committee. During 2002 the Audit Committee held eight (8) meetings.

     Compensation Committee. The Compensation Committee is currently comprised of Messrs. Frizell, Akers, Petty and Chronister. Mr. Chronister was added to the Compensation Committee in January 2003. The Compensation Committee is responsible for making and setting compensation for the chief executive officer of Harken and adopted the Report on Executive Compensation which appears on page
13. During 2002, the Compensation Committee held three (3) meetings.

     Nominating Committee. The Nominating Committee is currently, and during 2002 was, comprised of Messrs. Smith and Ameen. The Nominating Committee considers nominations for the Board of Directors, develops and reviews background information for candidates, and makes recommendations to the Board of Directors with respect to candidates for directors proposed by stockholders. Any stockholder wishing to recommend a candidate for consideration by the Board can do so in writing to the Secretary of Harken at its corporate offices in Houston, Texas, giving the candidate's name, biographical data and qualifications. Any such recommendation must be submitted before the deadline for receipt of stockholder proposals and must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. During 2002, the Nominating Committee held two (2) meetings.

     Corporate Governance Committee. The Corporate Governance Committee was formed in March 2002 and was comprised of Messrs. Ameen and Petty. The Corporate Governance Committee was formed to consider issues that arise from time to time with respect to the directors' and officers' duties and responsibilities to Harken and to make recommendations regarding such issues to the whole Board of Directors. During 2002, the Corporate Governance Committee held three (3) meetings. In January 2003, the Corporate Governance Committee transferred its responsibilities to the Audit Committee.

                            COMPENSATION OF DIRECTORS

     In 2002, each non-employee director of Harken received an annual retainer of $20,000 plus $2,000 for attendance at each regular meeting. In addition, directors serving on Committees received $4,000 for chairmanship and $1,000 per Committee meeting attended. Except for the compensation described in the preceding two sentences, non-employee directors did not receive any additional fees for meetings attended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 21, 1997, Harken loaned Stephen C. Voss, a director of Harken, $80,000 at an interest rate of 7% per annum. This loan is a recourse loan secured by options to purchase Common Stock granted to Mr. Voss. The outstanding principal balance of such loan was $80,000, and such loan is payable on demand.

     In May 2002, Harken entered into a severance agreement and agreed to forgive the repayment of a short-term loan in the amount of $64,000 to Larry E. Cummings, who was then an Executive Vice President and General Counsel of Harken, related to his resignation as an officer of Harken due to health reasons.

                          EXECUTIVE OFFICERS OF HARKEN

     The officers of Harken are elected annually by the Board of Directors following each Annual Meeting of Stockholders, or as soon thereafter as practicable. Each officer holds office until the earlier of such time as his or her successor is duly elected and qualified, or his or her death, resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of Harken will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.

         The executive officers of Harken, their ages and positions held with Harken and their business experience for the past five years are listed below.


           Name                  Age                           Position Held with Harken
---------------------------     ------     ------------------------------------------------------------------
Mikel D. Faulkner               53         Chairman of the Board of Directors and Chief Executive Officer
Bruce N. Huff                   52         President, Chief Operating Officer
James W. Denny, III             55         Executive Vice President - Operations
Anna M. Williams                32         Executive Vice President - Finance and Chief Financial Officer
Richard O. Cottle               46         Senior Vice President - Production
A. Wayne Hennecke               44         Senior Vice President - Finance and Secretary

     Mikel D. Faulkner has served as Chairman of the Board of Harken since February 1991 and Chief Executive Officer of Harken since 1982. Mr. Faulkner previously served as President of Harken between 1982 and 1993.

     Bruce N. Huff has served as a director of Harken since August 1996. Mr. Huff has served as President and Chief Operating Officer of Harken since March 1998. Mr. Huff had previously served as Senior Vice President and Chief Financial Officer since 1990.

     James W. Denny, III has served as Executive Vice President - Operations since October 1999. From 1998 to October 1999, Mr. Denny served as Senior Engineer/Operations Manager for XPLOR Energy, Inc. From 1995 to 1998, Mr. Denny served as Vice President, Operations & Exploration for Polaris Exploration Corporation.

     Anna M. Williams has served as Executive Vice President - Finance and Chief Financial Officer since June 2001. Ms. Williams has served as Senior Vice President - Finance and Chief Financial Officer since June 2000 and as Vice President - International Finance since from 1998 to 2000 and as International Finance Manager from 1996 to 1998.

     Richard O. Cottle has served as Senior Vice President - Operations since January 2000. Since joining Harken in 1994, Mr. Cottle has served as Vice President of Operations and as Operations Manager for Harken Southwest Corporation, a wholly-owned subsidiary of Harken.

     Wayne Hennecke has been employed with Harken since 1988. Mr. Hennecke has served as Senior Vice President - Finance and Secretary of Harken since June 2002. Mr. Hennecke has served as Senior Vice President - Finance and Chief Accounting Officer of Harken since June 2001 and as Treasurer since June 1995, and had previously served as Vice President-Finance and Chief Financial Officer of Harken from April 1998 to December 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the compensation paid during fiscal years 2002, 2001, and 2000 to Harken's Chief Executive Officer and Harken's four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers"). Please see the Report on Executive Compensation below.

                              SUMMARY COMPENSATION


                                                   Annual Compensation                   Long Term Compensation
------------------------------------------------------------------------------------------------------------------
                                                                                       Securities
                                                                                       Underlying
Name and Principal         Fiscal                         Other Annual    All Other   Options/SARs       Other
Position                    Year     Salary       Bonus   Compensation  Compensation      (#)        Compensation
------------------------------------------------------------------------------------------------------------------
Mikel  D. Faulkner         2002   $229,090(1)   $ 5,314   $ 2,683(2)     $ 4,830(3)            --             --
Chairman and Chief         2001   $301,442(4)   $ 2,414   $ 5,356(5)     $ 2,983(6)            --             --
Executive Officer          2000   $255,000      $25,000   $ 1,915(7)     $10,858(8)       200,000             --
----------------------------------------------------------------------------------------------------------------
Bruce N. Huff              2002   $199,038(9)   $    --   $13,351(10)    $ 3,364(11)           --             --
President and Chief        2001   $229,327(12)  $31,013   $13,351(10)    $ 2,983(6)            --             --
Operating Officer          2000   $213,750(13)  $17,700   $39,112(14)    $10,858(8)        95,000             --
----------------------------------------------------------------------------------------------------------------
Stephen C. Voss            2002   $214,887(15)  $ 2,546   $    --        $ 6,347(16)           --             --
Managing Director,         2001   $223,269(17)  $25,000   $22,800(18)    $ 2,983(6)            --             --
Global Energy              2000   $205,000      $10,347   $30,936(19)    $10,858(8)        75,000             --
Development PLC
----------------------------------------------------------------------------------------------------------------
James W. Denny, III        2002   $160,000      $    --   $13,200(20)    $ 3,567(21)           --             --
Executive Vice             2001   $175,000      $   521   $16,400(22)    $ 2,970(23)           --             --
President                  2000   $151,442      $30,000   $ 3,000(7)     $10,789(24)       60,000             --
----------------------------------------------------------------------------------------------------------------
Anna M. Williams           2002   $137,667(25)  $         $22,800(26)    $   744(27)           --             --
Executive Vice             2001   $144,750(28)  $         $22,800(26)    $ 1,918(29)           --             --
President  - Finance and   2000   $128,333      $25,000   $3,000(30)     $10,575(31)           --             --
Chief Financial Officer
----------------------------------------------------------------------------------------------------------------

-------------------------------

(1)  Includes $9,866 for unused vacation time.
(2)  Includes $283 relating to use of company car and $2,400 club allowance.
(3)  Includes $4,500 of 401(k) matching and $331 in group term life premiums.
(4)  Includes $16,442 for unused vacation time.
(5)  Includes $556 relating to use of company car and $4,800 club allowance.
(6)  Includes $2,625 of 401(k) matching and $358 in group term life premiums.
(7)  Relating to use of company car.
(8)  Includes $10,500 of 401(k) matching and $358 in group term life premiums.
(9)  Includes $7,788 for unused vacation time.
(10) Includes $8,551 relating to use of company car and $4,800 club allowance.
(11) Includes $3,000 of 401(k) matching and $364 in group term life premiums.
(12) Includes $4,327 for unused vacation time.
(13) Includes $3,750 for unused vacation time.
(14) Includes $13,745 relating to use of a company car and debt forgiveness in the amount of $25,367.
(15) Includes $39,137 for unused vacation time.
(16) Includes $6,000 relating to 401(k) matching and $347 in group term life premiums.
(17) Includes $8,269 for unused vacation time.

(18) Includes $18,000 relating to use of company car and $4,800 club allowance.
(19) Includes $15,716 relating to use of company car and debt forgiveness in the amount of $15,220.
(20) Includes $8,400 relating to use of company car and $4,800 club allowance.
(21) Includes $3,000 of 401(k) matching and $567 in group term life premiums.
(22) Includes $11,600 relating to use of company car and $4,800 club allowance.
(23) Includes $2,625 of 401(k) matching and $345 in group term life premiums.
(24) Includes $10,500 of 401(k) matching and $289 in group term life premiums.
(25) Includes $5,167 for unused vacation time.
(26) Includes $18,000 relating to use of company car and $4,800 club allowance.
(27) Includes $665 of 401(k) matching and $79 in group term life premiums.
(28) Includes $4,750 for unused vacation time.
(29) Includes $1,831 of 401(k) matching and $86 in group term life premiums.
(30) Relates to use of company car.
(31) Includes $10,500 of 401(k) matching and $75 in group term life premiums.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     There were no grants of options nor stock appreciation rights made to any of Harken's executive officers during 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


                              Number of
                             Shares/SARs                  Number of Securities Underlying        Value of Unexercised
                             Acquired on       Value        Unexercised Option/SARs at       In-the-Money Options/SARs at
                              Exercise       Realized             Fiscal Year End                 Fiscal Year End (1)
============================================================================================================================
          Name                                              Exercisable     Unexercisable     Exercisable     Unexercisable
Mikel D. Faulkner                --             --            426,375           118,250          $ --            $ --
----------------------------------------------------------------------------------------------------------------------------
Bruce N. Huff                    --             --            205,000           59,000           $ --            $ --
----------------------------------------------------------------------------------------------------------------------------
Stephen C. Voss                  --             --            194,000           49,000           $ --            $ --
----------------------------------------------------------------------------------------------------------------------------
James W. Denny, III              --             --            33,750            31,250           $ --            $ --
----------------------------------------------------------------------------------------------------------------------------
Anna M. Williams                 --             --            20,800            14,500           $ --            $ --

                           CHANGE-IN-CONTROL ARRANGEMENTS

     On April 1, 2002 (but effective as of December 30, 1999), Harken and Mikel
D. Faulkner entered into that certain Amended and Restated Agreement Regarding Compensation in the Event of Change in Control (the "Change in Control Agreement"), which was negotiated and approved by the Compensation Committee. The Change in Control Agreement provides that in the event of a "Change in Control" of Harken, Harken shall pay to Mr. Faulkner within thirty days' of such event, in addition to any other payments owing to Mr. Faulkner, a cash payment equal to thirty (30) times Mr. Faulkner's regular monthly salary which was last paid prior to the month in which such Change in Control event occurred.

     A "Change in Control" is defined as including: the sale of all or substantially all of the assets of Harken; a transaction which results in more than fifty percent (50%) of the voting stock of Harken being owned by a person or party other than who owned or held such shares prior to such transaction; a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934), being or becoming the beneficial owner of more than fifty percent (50%) of the voting stock of Harken outstanding; the liquidation or dissolution of Harken; any other event or series of events that results in a change or right to change a majority of the members of Harken's Board of Directors; and any event which causes the triggering of or a Change in Control to occur under Harken's Stockholder Rights Plan. Under Harken's Stockholder Rights Plan, a triggering event occurs whenever any person (other than an employee stock option plan) becomes the beneficial owner of 15% or more of the shares of Common Stock then outstanding.

     Mr. Faulkner has waived the application of the "Change in Control" provisions of the Change in Control Agreement in connection with past capital restructuring transactions and the rights offering of Harken. Mr. Faulkner has also waived the application of such provisions in connection with the redemption of up to $20 million principal amount of the 5% European Notes as well as the issuance of such number of shares of Common Stock as may be necessary to accomplish such redemptions.

     On June 17, 2002, Harken entered into a Severance Agreement with Bruce N. Huff, which was negotiated and approved by the Compensation Committee. This Severance Agreement provides that in the event Mr. Huff is involuntarily terminated by Harken during the term of the Severance Agreement, Harken will pay Mr. Huff, in addition to any other payments owing to Mr. Huff, an amount equal to nine months' salary (which salary shall be deemed to be the greater of Mr. Huff's salary at the time of termination or his salary as of June 17, 2002). The term of the Severance Agreement expires on June 17, 2003.

         On June 17, 2002, Harken entered into a Severance Agreement with James
W. Denny III, which was negotiated and approved by the Compensation Committee. This Severance Agreement provides that in the event Mr. Denny is involuntarily terminated by Harken during the term of the Severance Agreement, Harken will pay Mr. Denny, in addition to any other payments owing to Mr. Denny, an amount equal to nine months' salary (which salary shall be deemed to be the greater of Mr. Denny's salary at the time of termination or his salary as of June 17, 2002). The term of the Severance Agreement expires on June 17, 2003.

         On June 17, 2002, Harken entered into a Severance Agreement with Anna
M. Williams, which was negotiated and approved by the Compensation Committee. This Severance Agreement provides that in the event Ms. Williams is involuntarily terminated by Harken during the term of the Severance Agreement, Harken will pay Ms. Williams, in addition to any other payments owing to Ms. Williams, an amount equal to nine months' salary (which salary shall be deemed to be the greater of Ms. Williams' salary at the time of termination or her salary as of June 17, 2002). The term of the Severance Agreement expires on June 17, 2003.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Compensation Committee participated in all deliberations concerning executive compensation. No executive officer of Harken served as a member of the Compensation Committee. As described above under "Certain Relationships and Related Transactions," on October 21, 1997, Harken loaned Stephen C. Voss, a director of Harken, $80,000 at an interest rate of 7% per annum.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Harken's directors and executive officers, and any persons who own more than ten percent of a registered class of Harken's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Harken. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Harken with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms and written representations from certain reporting persons, Harken believes that all filing requirements applicable to its directors and executive officers have been complied with during 2002.

                          REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Harken filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Harken specifically incorporates this Report by reference therein.

                                                     ____________, 2003

To the Board of Directors of Harken Energy Corporation:

     The Audit Committee of the Board of Directors, which is composed of four independent non-employee directors, reviews and discusses Harken's audited financial statements with Harken's auditors and management. Each such member of the Audit Committee is independent within the meaning of the rules of the American Stock Exchange. During 2003, the Audit Committee adopted a charter, which was approved by the full Board on February 28, 2003. The complete text of this updated charter is attached as an exhibit to this Proxy Statement.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter. The Audit Committee has reviewed and discussed with management Harken's audited financial statements as of and for the year ended December 31, 2002. It has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Harken's Annual Report on Form 10-K for the year ended December 31, 2002.

                                            By:   Dr. J. William Petty
                                                  H.A. Smith Michael
                                                  M. Ameen, Jr.
                                                  Marvin M. Chronister

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors develops and oversees Harken's compensation strategy for all employees, including executive officers. For executive officers, the Compensation Committee evaluates performance to determine compensation policies, reviews specific levels of compensation and considers the recommendations of the chief executive officer. The compensation strategy is implemented through policies designed to support the achievement of Harken's business objectives and the enhancement of stockholder value. The Compensation Committee reviews the annual compensation package on an ongoing basis throughout the year. Harken's compensation policies and programs are designed to align the annual compensation with the annual and long-term performance of Harken and to maintain a significant portion of that total compensation at risk, tied primarily to the creation of stockholder value. On ___________, the Compensation Committee adopted this Report on Executive Compensation.

     The Compensation Committee annually reviews and sets the base salary of the Chief Executive Officer (the "CEO"). In establishing annual compensation for the CEO, the Compensation Committee takes into consideration many factors in making a determination of aggregate compensation. In adopting this Report, the Compensation Committee took into account for 2002 the following factors: (i) the financial results of Harken during the prior year; (ii) the performance of the Common Stock in the public market; (iii) compensation of chief executive officers employed by companies comparable to Harken; (iv) the achievements of management in completing significant projects during the year; (v) Harken's performance during the past year as compared to its peer companies in the oil and gas industry; (vi) the impact that the dramatic fluctuations in the prices of crude oil and natural gas have had on Harken during this past year; and (vii) management's dedication and commitment in support of Harken. The Compensation Committee exercised its judgment based upon the above criteria and did not apply a specific formula or assign a weight to each factor considered.

     In setting the CEO's compensation for 2002, the Compensation Committee took note of the fact that Harken achieved significant success in 2002 toward implementing its overall business strategy and accomplishing goals that had been set by the Board. Harken completed certain key objectives which enhanced Harken's domestic and international oil and gas reserve base and resulted in the redemption, repurchase or restructure of certain of Harken's convertible notes. No cash bonus, other than certain minor compensation allowance items, was granted to the CEO during 2002. The CEO's level of base salary at December 31, 2002 was decreased by $89,000 during 2002 compared to his level of base salary at December 31, 2001.

     Harken's long-term incentive compensation consists of Harken's Stock Option Plans. The Compensation Committee views the granting of stock options and restricted stock awards as a significant method of aligning management's long-term interests with those of the stockholders. The Compensation Committee encourages executives, individually and collectively, to maintain a long-term ownership position in Harken's Common Stock. The Compensation Committee did not grant to the CEO any additional stock options during 2002.

Federal Income Tax Considerations

     In 1993, the Internal Revenue Code was amended to place a $1.0 million cap on the deductibility on compensation paid to individual executives of publicly held corporations. The Board took this into account, however, upon review of the available regulations and interpretations, decided that it would not make the deductibility of Harken's compensation for federal income tax purposes a criterion to be used in establishing compensation of the named executives during the present review cycle. The Board took into consideration the belief that the current compensation levels of the CEO would not be subject to the cap. The Board continues to recognize that compensation should meet standards of reasonableness and necessity, which have been part of the Internal Revenue Code for many years.

                                            By:   James H. Frizell
                                                  Larry G. Akers
                                                  Dr. J. William Petty


                         PERFORMANCE OF THE COMMON STOCK

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Harken specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Secondary Oils Stock Index over the same period (assuming the investment of $100 in the Common Stock, the S&P 500 Index and the Dow Jones Secondary Oils Stock Index on December 31, 1997 and reinvestment of all dividends).

                                     [CHART]

                     Comparison of Cumulative Total Return
                Assumes Initial Investment of $100 December 1997

                                          1998          1999         2000             2001        2002
                                          ----          ----         ----             ----        ----
Harken Energy Corp.                     $ 28.57       $ 11.61      $   4.82       $    1.76     $  0.31
S&P 500 Index                            128.58        155.64        141.46          124.65       97.10
Dow Jones Secondary Oils Stock Index      67.90         84.96        109.05          105.94      109.94

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On August 28, 2001, Harken dismissed Arthur Andersen LLP ("Arthur Andersen") as Harken's independent accountants. Harken engaged Ernst & Young LLP ("Ernst & Young") as its new independent accountants. The decision to change Harken's independent accountants was made by Harken's Audit Committee of the Board of Directors. A representative of Ernst and Young LLP will be invited to attend the Annual Meeting and to make a statement if such representative desires to do so, and, if in attendance, will be available to respond to appropriate questions. The Board of Directors and the Audit Committee have not yet selected Harken's auditors for the year ending December 31, 2003.

     Arthur Andersen's reports on Harken's consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the year ended December 31, 2000 and the subsequent interim period preceding the decision to change independent accountants, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused the former accountant to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the year ended December 31, 2000 and the subsequent interim period preceding the decision to change independent accountants, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term "reportable events" means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

     Effective September 5, 2001, Harken engaged Ernst & Young as its independent accountants. During the two years ended December 31, 2000 and the subsequent interim period preceding the decision to change independent accountants, neither Harken nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Harken's consolidated financial statements, nor has Ernst & Young provided to Harken a written report or oral advice regarding such principles or audit opinion.

     Harken requested and obtained a letter from Arthur Andersen addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Harken's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in Harken's quarterly reports on Form 10-Q for that fiscal year were $460,818.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Ernst & Young LLP for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were $461,613, including (i) $74,658 for statutory audit work as well as registration statement post-audit review work,
(ii) $65,783 for tax planning and the preparation of tax returns of Harken and its subsidiaries and (iii) $321,172 in connection with the listing of the common stock of Global Energy Development PLC, a subsidiary of Harken ("Global"), on the AIM Exchange in London and other services relating to Global.

     On ________, 2003, the Audit Committee reviewed the non-audit services provided to Harken by Ernst & Young LLP and concluded that such services are compatible with the maintenance of that firm's independence in the conduct of its auditing functions for Harken.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals

     Harken's bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of Harken at 580 WestLake Park Boulevard, Suite 600, Houston, Texas 77079 setting forth certain information, including the following:

     . a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;

     .    the name and address of the proposing stockholder;

     . the number of shares of common stock beneficially owned by the proposing stockholder; and

     .    any material interest of the proposing stockholder in such business.

The notice must be delivered to the Secretary (a) at least 60, but no more than 90, days before any scheduled meeting or (b) if less than 70 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

Board Nominations

     A stockholder may recommend a nominee to become a director of Harken by giving the Secretary of Harken (at the address set forth above) a written notice setting forth the following information concerning each person the stockholder proposes to nominate:

     .    the name, age, business address and residence of the person;

     .    the principal occupation or employment of the person;

     .    the number of shares of common stock beneficially owned by the person;
          and

     . any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The stockholder's notice must also contain the following information concerning the proposing stockholder:

     .    the name and record address of the proposing stockholder; and

     . the number of shares of common stock beneficially owned by the proposing stockholder.

     Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth above.

General Information

     Harken's annual meetings are held each year at a time and place designated by Harken's board of directors in the notice of the meeting. Copies of Harken's bylaws are available upon written request made to the Secretary of Harken at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in Harken's proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and Harken's bylaws.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Under the SEC's proxy rules, stockholder proposals that meet certain conditions may be included in Harken's proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at Harken's 2004 Annual Meeting of Stockholders must send the proposal to Harken so that it is received at Harken's principal executive offices no later than ________, 2004 to be considered for inclusion in the proxy statement and form of proxy related to the 2004 Annual Meeting of Stockholders. Stockholders that have an intention to present a proposal that will not be included in the proxy statement and the form of proxy must give notice to Harken no later than ________, 2004 of the specific intention to do so. Any and all such proposals and notices should be sent to the attention of the Secretary of Harken. Any and all such proposals must comply with applicable Securities and Exchange Commission regulations in order to be included in Harken's proxy materials or to be presented at the Annual Meeting.

                         FINANCIAL AND OTHER INFORMATION

     The financial statements of Harken have been included as part of the Annual Report of Harken enclosed with this Proxy Statement. The financial statements and notes thereto, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative


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


Disclosures About Market Risk, and Changes In and Disagreements with Accountants on Accounting and Financial Disclosure, from the Form 10-K for the year ended December 31, 2002 are incorporated by reference. In addition, a representative of Ernst & Young LLP will be invited to attend the Annual Meeting and to make a statement if such representative desires to do so, and, if in attendance, will be available to respond to appropriate questions from stockholders.

     Harken will provide to each person solicited, without charge except for exhibits, upon request in writing, additional copies of the financial statements, as well as financial statements for prior years and Harken's Annual Report on Form 10-K. Requests should be directed to the Secretary of Harken Energy Corporation, 580 WestLake Park Blvd., Suite 600, Houston, Texas 77079,
(281) 504-4000. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C. 20549.

                               By Order of the Board of Directors

                               _______________________________________________
                               A. Wayne Hennecke, Secretary

Houston, Texas
_____________, 2003



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

[Harken Graphic]                                VOTE BY INTERNET - www.proxyvote.com
                                                Use the Internet to transmit your voting instructions and
HARKEN ENERGY CORPORATION                       for electronic delivery of information up until 11:59 P.M.
580 WESTLAKE PARK BLVD.                         Eastern Time the day before the cut-off date or meeting
SUITE 600                                       date. Have your proxy card in hand when you access the web
HOUSTON, TX 77079                               site. You will be prompted to enter your 12-digit Control
                                                Number which is located below to obtain your records and to create an electronic voting instruction form.

                                                VOTE BY PHONE - 1-800-___-____
                                                Use any touch-tone telephone to transmit your voting
                                                instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in
                                                hand when you call. You will be prompted to enter your
                                                12-digit Control Number which is located below and then
                                                follow the simple instructions the Vote Voice provides you.

                                                VOTE BY MAIL
                                                Mark, sign, and date your proxy card and return it in the
                                                postage-paid envelope we have provided or return it to
                                                Harken Energy Corporation,
                                                [__________________________________________]


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY

                                     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
------------------------------------------------------------------------------------------------------------------------------------

HARKEN ENERGY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS ONE AND TWO

Vote on Proposals
                                                                                              For    Against    Abstain
PROPOSAL ONE:       Approve an increase in the number of authorized shares of Harken          [_]      [_]        [_]
                    Common Stock from 225 million shares to ____ million shares.

PROPOSAL TWO: Election of three Class A         For    Withhold   For All       To withhold authority to vote, mark "For All Except"
Directors of Harken, to hold in accordance      All       All     Except        and write the nominee's number on the line below.
with Harken's of Incorporation until the        [ ]       [ ]      [ ]
2006 Annual Meeting of Stockholders.
                                                                                ____________________________________________________
Nominees:       01) Mikel D. Faulkner
                02) Bruce N. Huff
                03) Dr. J. William Petty

     The undersigned stockholder(s) authorizes the proxies to transact such business as may properly come before the Annual Meeting or any thereof.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE FULL TITLE AS SUCH.

(VOTING INSTRUCTION: TO CUMULATE THE VOTES
FOR ONE OR MORE OF THE NOMINEE(S) WRITE THE
NAME(S) OF THE NOMINEE(S) AND THE MANNER IN
WHICH SUCH VOTES SHALL BE CUMULATED IN THE
SPACE PROVIDED ON THE REVERSE SIDE.)

Check this box if you have given written        [ ]
voting instructions on the reverse side.

---------------------------------------------------            ------------------------------------ --------
|                                         |                    |                                   |       |
---------------------------------------------------            ------------------------------------ --------
Signature [PLEASE SIGN WITHIN BOX]          Date               Signature(Joint Owners)                Date




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


                            HARKEN ENERGY CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ____________, 2003

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Harken Energy Corporation ("Harken") to be held ___________, 2003, and (2) constitutes and appoints A. Wayne Hennecke and Anna
M. Williams, and each of them, attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act in accordance with the instructions set forth on the reverse side, with respect to all of the shares of Common Stock of Harken standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at that meeting and at any meetings to which that meeting is adjourned. In their discretion, the proxies may vote upon such other matters as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the proposals. Your shares cannot be voted unless you sign and return this card.

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Voting Instructions:
--------------------------------------------------------------------------------

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         (If you noted any Voting Instructions above, please check the corresponding box on the reverse.)

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